Exhibit 4.1

                            VERMONT FEDERAL BANK, FSB

                                STOCK OPTION PLAN

 1.      Purpose

         This Stock Option Plan (the "Option Plan") is intended as a performance incentive and to encourage stock ownership by officers, other key employees and directors of Vermont Federal Bank, FSB (the "Bank") or of other corporations in which stock possessing 50 percent or more of the total combined voting power is owned by the Bank (the "Subsidiaries"), so that the person to whom the option is granted (the "Optionee") may acquire or increase his or her proprietary interest in the success of the Bank, and to encourage the Optionee to remain in the employ or service of the Bank or its Subsidiaries. It is intended that options granted under the Option Plan will qualify as incentive stock options (the "Incentive Options"), as defined in Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), except for options granted to key employees in excess of the limitations provided in paragraph (d) of Section 4 hereof and options granted to directors who are not key employees of the Bank or its Subsidiaries.

 2.      Administration

         (a) The Option Plan shall be administered by a committee of not less than three directors of the Bank, none of whom is an officer or other salaried employee of the Bank. The members of this committee (the "Option Committee") shall be appointed by the Board of Directors. A majority vote of the members of the Option Committee shall be required for all its actions.

         (b) The Option Committee shall have the power, subject to, and within the limits of, the express provisions of the Option Plan:

                  (i) To determine from time to time which of the eligible persons (other than members of the Option Committee shall be granted options under the Option Plan, and the time or times when, and the number of shares for which an option or options shall be granted to such persons;

                  (ii) To prescribe the other terms and provisions (which need not be identical) of each option granted under the Option Plan to eligible persons (other than members of the Option Committee);

                  (iii) To constitute and interpret the Option Plan and options granted under it, and to establish, amend, and revoke rules and regulations for administration. The Option Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Option Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Option Plan


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         fully  effective.  In exercising this power,  the Option  Committee may
         retain   counsel  at  the  expense  of  the  Bank.  All  decisions  and determinations by the Option Committee in exercising this power shall be final and binding upon the Bank and the Optionee;

                  (iv) To determine the duration and purposes of leaves of absence which may be granted to an Optionee (other than a member of the Option Committee) without constituting a termination of his or her employment or service for purposes of the Option Plan; and

                  (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interest of the Bank with respect to the Option Plan.

         (c) The Board of Directors (with members of the Option Committee not voting) shall administer the Option Plan with respect to options granted to members of the Option Committee in accordance with the provisions of Section 4(c).

 3.      Stock

         (a) The stock subject to the options shall be shares of the Bank's authorized but unissued common stock, par value $1.00 per share (the "Common Stock"). The number of shares for which options may be granted, excluding the shares involved in the unexercised portion of any cancelled, terminated or expired options, shall not exceed an aggregate of 84,007* shares of Common Stock. Such number shall be subject to adjustment as provided in Section 8 hereof.

         (b) Whenever any outstanding option under the Option Plan expires, is cancelled or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to options under the Option Plan.

 4.      Eligibility

         (a) The persons who shall be eligible to receive options shall be officers, other key employees and directors of the Bank or its Subsidiaries. It is intended that the Option Plan be used as an incentive for those officers and other key employees responsible for the decision making policy formation and personnel supervision which most directly affect the earnings of the Bank and the welfare of its stockholders. Directors who are not full-time salaried employees of the Bank will be eligible to be granted options only in connection with the Bank's conversion from the mutual to stock form of organization, and not thereafter. The Option Committee may from time to time grant options to one or more eligible persons (other than members of the Option Committee. An optionee may hold more than one option.

--------
1 Such number equals 10% of the number of shares of Common Stock outstanding after the Bank's conversion to stock form.


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         (b) No person shall be granted any Incentive  Option if, at the time of the grant, such person owns, directly or indirectly, more than ten percent of the total combined voting power or value of the Bank or of its parent or subsidiary unless the option price is at least 110 percent of the fair market value of the common stock and the exercise period of such Incentive Option is by its terms limited to five years.

         (c) The maximum number of shares of Common Stock for which options may be granted to any director who is not full-time salaried employee of the Bank or its Subsidiaries, shall not exceed one percent of the shares of Common Stock covered by the Option Plan. The total number of shares of Common Stock which may be granted under the Option Plan to all eligible persons, not employed on a full-time salaried basis by the Bank or its Subsidiaries, shall not in the aggregate exceed nine percent of the shares of Common Stock covered by the Option Plan. The maximum number of shares of Common Stock for which options may be granted to any employee-director shall not exceed 30 percent of the shares of Common Stock covered by the Option Plan.

         (d) No person shall be eligible to receive Incentive Options under this Option Plan and all other such options plans of the Bank (or a parent or subsidiary as defined in ss.425 of the Code) in any calendar year covering stock having an aggregate fair market value (determined at the time the option is granted) in excess of $100,000, plus any unused limit carryover to such year as defined in ss.422A(c)(4) of the Code. Any option granted in excess of the foregoing limitations shall be clearly and specifically designated as not being an Incentive Option.

 5.      Term of the Option Agreement

         Each option  agreement  shall  contain  such  provisions  as the Option
Committee (or the Board of Directors with respect to members of the Option Committee) shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         (a) Any option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted. All options must be granted by the tenth anniversary of the effective date of the Option Plan.

         (b) The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, unless the number purchased is the total number at the time available for purchase under the option.

         (c) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Option Committee (or the Board of Directors with respect to the Option Committee). To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Notwithstanding any other provision of this Option Plan, no Incentive Option shall be exercisable by an Optionee while there is outstanding within the meaning of ss.422A(c)(7) of the Code any other Incentive Option granted, before the granting of such option, to such optionee to purchase stock in the Bank, or in a parent, subsidiary or predecessor


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corporation   referred  to  in  ss.422A(b)(7)  of  the  Code.  Unless  otherwise designated, no option shall be exercisable within one year of the date on which the option was granted except in the event of a change in control or threatened change in control (as defined in Section 5(h) hereof) of the Bank. In such event, all options granted prior to such change in control or threatened change in control shall become immediately exercisable.

         (d) The purchase price per share of Common Stock under each option shall be not less than the fair market value of the Common Stock subject to the option on the date the option is granted. For this purpose, the fair market value of the Common Stock shall be determined by the Option Committee (or by the Board of Directors with respect to members of the Option Committee), provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System on the date the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such System on such date, or (ii) if the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sale price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported.

         (e) The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Bank shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Bank. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         (f)      Except as provided in Section 9 hereof:

                  (i) All options granted pursuant to the Option Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee; and

                  (ii) No assignment or transfer of the option, or of the rights represented thereby, whether voluntary or involuntary, by option of law or otherwise, shall vest in the assignee or transferee any interest or right in the option whatsoever, but immediately upon any attempt to assign or transfer the option the same shall terminate and be of no force or effect.

         (g) The option shall be subject to any provision necessary to assure compliance with federal and state securities laws.

         (h) For purposes of the Option Plan, the term "change in control" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Bank having 20% or more of the total number of votes that may be cast for the election of directors of the Bank; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the


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foregoing  transactions,  the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or any successor institution.

 6.      Method of Exercise, Payment of Purchase Price

         (a) An option may be exercised by the Optionee delivering to the Option Committee (or the Board of Directors with respect to members of the Optionee Committee) on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

         (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be in either (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) in the discretion of the Option Committee (or the Board of Directors with respect to members of the Option Committee) shares of Common Stock of the Bank with a fair market value, determined as provided in Section 5 hereof, equal to or less than the Total Option Price, plus cash, for an amount equal to the amount, if any, by which the Total Option Price exceeds the fair market value of the Common Stock.

 7.      Use of Proceeds from Stock

         Proceeds from the sale of Common Stock pursuant to options granted under the Option Plan shall constitute general funds of the Bank to be used primarily for home mortgage and other lending activities.

 8.      Adjustment Upon Changes in Capitalization

         (a) If the shares of the Bank's Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Bank, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to the Option Plan and in the number, kinds, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each shares of Common Stock covered by the option.

         (b) Upon dissolution or liquidation of the Bank, or upon a reorganization, merger or consolidation in which the Bank is not the surviving corporation, or upon the sale of substantially all of the property of the Bank to another corporation, the Option Plan and the options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not exercisable during such period.


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         (c)  Adjustments  under  this  Section  shall  be  made  by the  Option
Committee whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for the acceleration of the time during which the option may be exercised, notwithstanding the provisions of the option setting forth the date or dates of which all or any part of it may be exercised. No fractional shares of Common Stock shall be issued under the Option Plan on account of any adjustment specified above.

 9.      Termination of Employment or Service

         (a) In the event of the death of an Optionee while in the employ or service of the Bank or its Subsidiaries, the option, whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided in
Section 6 hereof, by the estate of the Optionee or by a person who acquired the right to exercise such option by bequest or inheritance from such Optionee, within one year after the date of such death but not later than the date on which the option would otherwise expire.

         (b) If the employment or service of an Optionee is terminated by reason of disability as defined in ss.105(d)(4) of the Code, the options held by such Optionee may be exercised, whether or not exercisable at the time of such termination, within one year after such termination but not later than the date on which the options would otherwise expire.

         (c) If the employment or service of an Optionee is terminated for any reason other than such death or disability, options held by such Optionee shall, to the extent not theretofore exercised, be canceled upon such termination and shall not thereafter be exercisable; provided, however, that an Optionee whose employment is terminated by retirement in accordance with the Bank's normal retirement policies, as determined by the Option Committee, shall be permitted to exercise Incentive Options, whether or not exercisable at the time of such termination, within three months after the date of such termination, but not later than the date on which the Incentive Options would otherwise expire, and shall be permitted to exercise any options which are not Incentive Options not later than the date on which options would otherwise expire; and, provided further, that an Optionee whose employment or service is voluntary or involuntarily terminated within six months after a change in control of the Bank, as defined in Section 5(c) hereof, shall be permitted to exercise options, whether or not exercisable at the time of such termination, within three months after the date of such termination but not later than the date on which the options would otherwise expire.

 10.     Amendment of the Option Plan

         The Board of Directors at any time, and from time to time, may amend the Option Plan, subject to any required regulatory approval and to the limitation that, except as provided in Section 8 hereof, no amendment shall be effective unless approved by the affirmative vote of a majority of the outstanding shares of the Bank at an annual or special meeting held within twelve months before or after the date of such amendment's adoption, where such amendment will:


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         (a) Increase  the number of shares of Common Stock as to which  options may be granted under the Option Plan;

         (b) Change in substance Section 4 hereof relating to eligibility to participate in the Option Plan;

         (c)      Change the minimum option price; or

         (d)      Increase the maximum term of options provided herein.

         Except as provided in Section 8 hereof, rights and obligations under any option granted before amendment of the Option Plan shall not be altered or impaired by amendment of the Option Plan, except with the consent of the person to whom the option was granted.

 11.     Termination of Suspension of Option Plan

         The Board of Directors at any time may terminate or suspend the Option Plan. Unless sooner terminated, the Option Plan shall terminate on the tenth anniversary of the effective date specified in Section 14 hereof, but such termination shall not affect any option theretofore granted. An option may not be granted while the Option Plan is suspended or after it is terminated.

         Rights and obligations under any option granted while the Option Plan is in effect shall not be altered nor impaired by suspension or termination of the Option Plan except with the consent of the Optionee. An option may be terminated by agreement between an Optionee and the Bank and, in lieu of the terminated option, a new option may be granted with an exercise price which may be higher or lower than the exercise price of the termination option.

 12.     Nonexclusivity of the Plan

         Neither the adoption of the Option Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Bank for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Option Plan, and such arrangements may be either applicable generally or only in specific cases.

 13.     Government and other Regulations

         (a) The obligation of the Bank to seal and deliver shares of Common Stock under options granted under the Option Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Bank.

         (b) The Option Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Option Plan.


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 14.     Effective Date of Option Plan

         The Option Plan shall become effective upon commencement of the public offering in connection with the conversion of the Bank from mutual to stock form, or if no public offering is held, upon consummation of the conversion; provided, however, that the Option Plan shall be subject to approval by a majority of the votes cast at an annual or special meeting of the stockholders of the Bank held within twelve months of such effective date. No options granted under the Option Plan prior to such stockholder approval may be exercised until such approval has been obtained.